Exhibit 13.2

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Versus Systems Inc. (the “Company”) on Form 20-F for the year ended December 31, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, Craig Finster, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 29, 2023

/s/ Craig Finster
Craig Finster
Chief Financial Officer